Exhibit 10.1

March 30, 2008

Michel de Rosen

407 Pugh Road

Wayne, PA 19087

Dear Michel,

In connection with your resignation as Chief Executive Officer and President of ViroPharma Incorporated (the “Company”), the terms of the option agreements (the “Option Agreements”) granted to you while an employee of the Company provide that such Option Agreements shall terminate ninety (90) days following your termination of employment. As a recognition of your continuing service to the Company, the Company hereby amends the Option Agreements listed on Schedule A hereto (the “Amended Options”) to provide that for as long as you continue to serve as a member of the Board of Directors of the Company or any subsidiary, or as an advisor or consultant of the Company or any subsidiary (an “Eligible Person”), other than as a result of death or Disability (as defined in the Option Agreement), the Amended Options shall remain outstanding and

(i)	to the extent the Amended Options are vested, they shall remain exercisable; and

(ii)	to the extent the Amended Options are not vested, they shall continue to vest pursuant to the terms set forth in each such option agreement;

provided however; that the term set forth in each Amended Option shall remain in effect and shall not be modified.

In addition, as a result of the amendments, all of the Amended Options shall be nonstatutory stock options and shall no longer qualify as Incentive Stock Options within the meaning of section 422 of the Code, or to otherwise qualify for any special tax benefits to you.

Thank you for your service to the Company as Chief Executive Officer and President, we look forward to your continued service as Chairman of the Board of Directors.

Very truly yours,

/s/ Vincent J. Milano
Vincent J. Milano

Agreed and Acknowledged:

/s/ Michel de Rosen
Michel de Rosen

Schedule A

Incentive Stock Options

Grant Date	Options Granted	Price	Vested	Unvested
8/21/2000	18,932	$21.125	18,932	0
1/1/2001	5,003	$14.125	5,003	0
7/24/2001	1,000	$29.37	1,000	0
1/14/2002	4,960	$20.16	4,960	0
4/16/2002	1	$3.93	1	0
10/10/2002	3	$0.99	3	0
1/21/2005	30,000	$3.14	0	30,000
6/21/2005	822	$7.05	0	822
1/17/2006	5,068	$19.73	0	5,068
1/12/2007	6,561	$15.24	0	6,561
1/11/2008	7,501	$9.96	0	7,501
TOTAL	79,851		29,899	49,952

Non-qualified Stock Options

Grant Date	Options Granted	Price	Vested	Unvested
6/1/2000	20,000	$12.00	20,000	0
8/21/2000	261,068	$21.125	261,068	0
1/1/2001	14,997	$14.125	14,997	0
7/24/2001	15,000	$29.37	15,000	0
1/14/2002	15,040	$20.16	15,040	0
4/16/2002	39,999	$3.93	39,999	0
10/10/2002	59,997	$0.99	59,997	0
7/22/2003	33,747	$2.09	33,747	0
2/3/2004	134,876	$2.71	134,876	0
1/21/2005	90,000	$3.14	90,000	0
6/21/2005	79,178	$7.05	40,000	39,178
1/17/2006	74,932	$19.73	40,000	34,932
8/3/2006	80,000	$8.71	20,000	60,000
1/12/2007	68,439	$15.24	18,750	49,689
6/15/2007	68,000	$13.97	0	68,000
1/11/2008	22,499	$9.96	0	22,499
TOTAL	1,077,772		803,474	274,298